SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:
|_| Preliminary Proxy Statement              |_|  Confidential, For Use of
                                                  the Commission Only (as
|_| Definitive Proxy Statement                    permitted by Rule 14a-6(e)(2))
|_| Definitive Additional Materials
|X| Soliciting Material Under Rule 14a-12

                                   AT&T Corp.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Comcast Corporation
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     |X| No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
     (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
     (5) Total fee paid:

-------------------------------------------------------------------------------
     |_| Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

-------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
     (3) Filing Party:

-------------------------------------------------------------------------------
     (4) Date Filed:

-------------------------------------------------------------------------------

     The following questions and answers were posted on Comcast's website:


                          Website Questions & Answers

1.   What has happened between Comcast and AT&T Broadband?

On July 8, 2001 Comcast sent a letter to AT&T proposing a merger with AT&T Broadband to create the world's largest broadband company. Together, Comcast and AT&T Broadband would generate $14.9 billion in cable revenue and serve approximately 22 million subscribers in 41 states. This new entity would offer an expanded platform from which to launch new products and build new programming assets.


2.   What is AT&T Broadband?

AT&T Broadband is a wholly-owned unit of AT&T, which owns and operates the former TCI and MediaOne cable systems. AT&T Broadband provides broadband services, including high speed Internet services, digital cable and local phone services, to households in many of the nation's major metropolitan areas.


3.   Why has Comcast made an offer for AT&T Broadband?

The combination of Comcast and AT&T Broadband would create the world's largest broadband company and would possess a powerful platform from which to launch new products and services.


4.   What happens next?

In the letter sent to AT&T, Comcast has asked that AT&T's Board of Directors consider its offer before sending a proxy statement to its shareholders relating to a tracking stock proposal for AT&T Broadband.


5.   Will this action have any impact on rates and service?

This action represents only the proposal to combine the companies. It will have an impact neither on Comcast's cable rates, nor on its service.

   Note: The following notice is included to meet certain legal requirements:

                           FORWARD-LOOKING STATEMENTS

     This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify those so-called "forward-looking statements" by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of those words and other comparable words. Comcast Corporation ("Comcast") wishes to take advantage of the "safe harbor" provided for by the Private Securities Litigation Reform Act of 1995 and you are cautioned that actual events or results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties, many of which are beyond the control of Comcast. Factors that could cause actual results to differ materially include, but are not limited to: (1) the businesses of Comcast and AT&T Broadband may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected combination benefits from the transaction may not be fully realized or realized within the expected time frame; (3) revenues following the transaction may be lower than expected; (4) operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; (5) the regulatory approvals required for the transaction may not be obtained on the proposed terms or on the anticipated schedule; (6) the effects of legislative and regulatory changes; (7) the potential for increased competition; (8) technological changes; (9) the need to generate substantial growth in the subscriber base by successfully launching, marketing and providing services in identified markets; (10) pricing pressures which could affect demand for Comcast's services; (11) Comcast's ability to expand its distribution; (12) changes in labor, programming, equipment and capital costs; (13) Comcast's continued ability to create or acquire programming and products that customers will find attractive; (14) future acquisitions, strategic partnerships and divestitures; (15) general business and economic conditions; and (16) other risks described from time to time in Comcast's periodic reports filed with the Securities and Exchange Commission (the "Commission").


                             ADDITIONAL INFORMATION

     Subject to future developments, Comcast may file with the Commission (i) a preliminary proxy statement for solicitation of proxies from the shareholders of AT&T Corp. ("AT&T") in connection with AT&T's special meeting which is scheduled to take place in September 2001 and (ii) a registration statement to register the Comcast shares to be issued in the proposed transaction. Investors and security holders are urged to read the proxy statement and registration statement (when and if available) and any other relevant documents filed with the Commission, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and the registration statement (when and if available) and other relevant documents at the Commission's Internet web site at www.sec.gov. The proxy statement and registration statement (when and if available) and such other documents may also be obtained free of charge from Comcast by directing such request to: Comcast Corporation, 1500 Market Street, Philadelphia, Pennsylvania 19102-2148, Attention: General Counsel.

     Comcast, its directors and certain other Comcast employees and advisors may be deemed to be "participants" in Comcast's solicitation of proxies from AT&T's shareholders. A detailed list of the names, affiliations and interests of the participants in the solicitation is contained in a filing made by Comcast with the Commission pursuant to Rule 14a-12 on July 9, 2001.


                                       3